UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2004

MOSAIC GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9759	36-3492467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 South Saunders Road

Suite 300

Lake Forest, Illinois            60045

(Address of principal executive offices) (zip code)

(847) 739-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 19, 2004, Mosaic Global Holdings Inc. (formerly known as IMC Global Inc.) (the “Company”) announced that it will offer to purchase for cash any and all of the outstanding 11.250% Senior Notes due 2011, 10.875% Senior Notes due 2008 and 10.875% Senior Notes due 2013 originally issued by IMC Global Inc. The offer is being made as a result of a change in control of the Company as of October 22, 2004 and is required by the indentures governing the Notes. The press release, attached as Exhibit 99.1, is filed and incorporated by reference into this Current Report.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of Mosaic Global Holdings Inc., dated November 19, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2004

MOSAIC GLOBAL HOLDINGS INC.

By:	/s/ Richard L. Mack
Name:	Richard L. Mack
Title:	Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Mosaic Global Holdings Inc. dated November 19, 2004.